UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:      May 7, 2004

Commission File Number 000-31249

CRITICAL HOME CARE, INC.
(Exact name of registrant as specified in its charter)

NEVADA	88-0331369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. Number)

26777 CENTRAL PARK BLVD., SUITE 200 SOUTHFIELD, MI	48076
(Address of principal executive offices)	Zip Code

Registrant's telephone no.: 248-352-7530

            Critical Home Care, Inc. (the “Company”) hereby amends Form 8-K filed on May 24, 2004 as follows:

  Item 7(a), Financial Statement of Business Acquisition, is amended by filing the  Consolidated Financial Statements of Arcadia Services, Inc. and Subsidiaries for the Years Ended March 31, 2004 and 2003, including signed Report of Independent Registered Public Accounting Firm BDO Seidman, LLP. as part of this report beginning on page F-1.

  Item 7(b), Pro Forma Financial Information, is amended filing the Unaudited Pro Forma Condensed Combined Financial Statements for the Period Ended March 31, 2004 as part of this report beginning on page PF-1.

The amendments described above in Paragraphs (1) and (2) are the sole amendments which this Form 8-K/A makes to Form 8-K filed on May 24, 2004.

This Form 8-K/A restates below in its entirety Form 8-K filed on May 24, 2004, together with Items 7(a) and 7(b) as amended:

 Item 1. Change of Control

On April 28, 2004, Critical Home Care, Inc. (the "Company") filed with the Securities and Exchange Commission (the "SEC") an Information Statement pursuant to Rule 14f-1 of the Securities Exchange Act of 1934. This Information Statement concerned a change in control of the  Company's  Board of  Directors  that is described in Item 2 of this Current  Report on Form 8-K and became  effective on May 10, 2004.

Pursuant to the terms and conditions of the Agreement and Plan of Merger dated May 7, 2004, as described in Item 2 below, John E. Elliott  ("Elliott"), Chief Executive Officer, and Lawrence R. Kuhnert  ("Kuhnert"), Chief Operating Officer, received 21,300,000 shares of Common Stock, or 27.9%, of the issued and outstanding shares of the Company.  Elliott and Kuhnert are deemed to be the beneficial owners of 17.4% and 11.6%, respectively, of the Company's common stock giving effect to their presently outstanding Class A Warrants, exclusive of stock options which are not currently exercisable.

The consideration tendered by Elliott and Kuhnert was all of the issued and outstanding shares of RKDA, Inc. The basis of their control of the Company is their stock  ownership  of the  Company  and  their  control  of the  Board  of Directors,  as  described  in Item 2 below,  and more  fully in the  Information Statement.

As described below in Item 2 under "Comerica Bank Credit Agreement," RKDA granted Comerica Bank a first priority  security  interest in all of the capital stock of Arcadia Services,  Inc. and in the assets of  Arcadia's subsidiaries. Elliott and Kuhnert each executed a personal guaranty to Comerica Bank; however, they did not pledge their capital stock of the Company.

 Item 2. Acquisition or Disposition of Assets

The Arcadia Acquisition

On May 10, 2004, CHC Sub, Inc., a wholly-owned subsidiary of the Company, merged with and into RKDA, Inc. (the "RKDA Merger") a recently formed Michigan corporation.  RKDA's assets consist of all of the capital stock of Arcadia Services, Inc. and the  membership  interests  of SSAC,  LLC d/b/a  Arcadia Rx (collectively "Arcadia").  RKDA acquired Arcadia Services, Inc. on May 7, 2004 pursuant to a Stock Purchase Agreement ("SPA") by and among RKDA, Arcadia, Addus HealthCare, Inc. ("Addus") and W. Andrew Wright.

Arcadia Services is a national provider of staffing and home care services currently operating in 22 states.  Arcadia operates through 56 affiliated and 18 company-owned offices.  Arcadia's medical staffing includes registered nurses, licensed practical nurses, certified nursing assistants, respiratory therapists, technicians and medical assistants.  Its non-medical staffing includes light industrial, clerical and technical personnel.  Arcadia's home care staffing includes personal care aides, home care aides, homemakers and companions. Arcadia also offers physical therapists, occupational therapists, speech pathologists and medical social workers.

The RKDA Merger occurred pursuant to an Agreement and Plan of Merger dated May 7, 2004, by and among Critical, RKDA, CHC Sub, David Bensol ("Bensol") then the Company's  Chief  Executive  Officer and now its Executive  Vice  President, Elliott who became the Company's Chief Executive  Officer and a director  and Kuhnert who became Chief Operating Officer and a director.  Elliott and Kuhnert had no material relationship with the Company or its affiliates prior to this transaction.

The consideration paid to Elliott and Kuhnert for all the issued and outstanding shares of RKDA was 21,300,000 shares of Common Stock of the Company, plus 1 million Class A Warrants substantially the same as the Class A Warrants issued in the Company's Regulation D Offering described below in Item 5. Elliott and Kuhnert, the sole owners of Arcadia Rx, contributed their membership interests in Arcadia Rx to RKDA simultaneously with RKDA's acquisition by the Company.  Arcadia Rx is a mail service pharmacy based in Paducah, Kentucky. Bensol contributed 1,300,000 shares of Common Stock owned by him back to the Company as part of this transaction and also settled certain Company obligations on behalf of the Company.

Change in Control of the Board

Pursuant to the terms of the Agreement and Plan of Merger, John E. Elliott, II and Lawrence A. Kuhnert were elected to the Company's Board of Directors by David Bensol and Mitchell Cooper, the two remaining directors, and Elliott and Kuhnert have the right to elect a third director to the Board.  Dr. Barbara Levine and Bradley Smith resigned from the Company's Board of Directors upon the completion of the Merger.  Pursuant to an Information Statement filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 14F-1, Elliott and Kuhnert obtained control of the Board of Directors, effective May 10, 2004, although they currently hold only two of the four seats on the Board of Directors.  Under a Voting Agreement entered into with David Bensol and Bradley Smith and in excess of a majority of the Regulation D Investors  (see Item 5 below), the parties agreed to vote or cause to be voted a sufficient percentage of the voting securities owned by them for the nominees of Elliott and Kuhnert so that at all times during the term of the Agreement a majority of the Board of Directors will consist of persons nominated by Elliott and Kuhnert.  The Voting Agreement shall remain in effect until the earlier of (a) the date that neither Elliott nor Kuhnert are executive officers of the  Company,  (b) the date that Elliott and Kuhnert  fail to  collectively  own at least 10% of the outstanding voting securities of the Company, or (c) the expiration of the maximum period of time that applicable law allows for a voting agreement to remain in effect.

Escrow of Critical Home Care Common Stock

John E.  Elliott, II,  Lawrence  Kuhnert and David Bensol have  escrowed 6 million,  4 million  and 2 million  shares of Critical  Home Care Common  Stock, respectively   pursuant   to  Escrow   Agreements   dated  as  of  May  7,  2004 (collectively,  the "Escrow  Shares").  Fifty (50%) percent of the Escrow Shares will be released from escrow in each of the next two twelve-month periods, if RKDA, in the case of Elliott and Kuhnert, and the Company,  in the case of Bensol, meets the following milestones: for the 12 month period ending March 31, 2006,  an  Adjusted  EBITDA (as  defined)  of $9.7  million and for the 12 month period March 31, 2007, an Adjusted EBITDA of $12.5 million.  Alternatively, the Escrow Shares shall be released in 2007 if RKDA, in the case of Elliott and Kuhnert, and the Company, in the case of Bensol, obtains an Adjusted EBITDA for the two 12 month periods ending March 31, 2007 of at least $22.2 million.  In addition, for any of the Escrow Shares to be released pursuant to the foregoing thresholds, the Company's, in the case of Bensol, and RKDA's, in the case of Kuhnert and Elliott, Debt to Adjusted EBITDA ratio must be 2.0 or less for both fiscal periods.  Nevertheless, twenty (20%) percent of the Escrow Shares (2.4 million shares) will be released if the Company's Common Stock remains at least $1.00 per share for 30 consecutive trading days or the average closing price for any consecutive 45 day period is at least $1.00 per share, even if the EBITDA thresholds are not met.

Notwithstanding anything to the contrary, all Escrow Shares which the respective shareholders shall receive and all dividends payable with respect to the shares shall be voted as though the shares were not subject to escrow.

 Additional Agreements

The Company agreed to register the 21.3 million shares, the 1 million Class A Warrants, and the shares underlying the Class A Warrants issued to Elliott and Kuhnert as consideration for all the issued and outstanding shares of RKDA. The Shares shall be registered with the SEC along with all of the Regulation D Investors within 90 days of the final closing of the Regulation D Offering.

Elliott and Kuhnert were granted preemptive rights for a period of three years to acquire additional shares of Common Stock of the Company to maintain their percentage ownership of the Company.  As of May 10, 2004, the effective date of the Merger, there were 76,393,351 shares of Common Stock issued and outstanding of which Elliott and Kuhnert owned 21.3 million shares, or 27.9%.

Elliott, Kuhnert, and Bensol entered into substantially similar Employment Agreements on May 7, 2004, as Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President, respectively. Each agreement is for three years, automatically renewable for successive one-year periods unless terminated on three months' prior written notice.  Each officer is being paid $150,000 per annum in salary and is eligible to receive a discretionary annual bonus determined by the Board of Directors.  If either Elliott, Kuhnert, or Bensol's Employment Agreement is terminated by the Company other than for cause (as  defined)  or by the  executive  for good  reason  (as  defined)  then  such executive shall receive twice his base salary.  Upon a change in control, other than this transaction, if the executive is terminated by the Company other than for cause or by the executive for good reason, the executive shall receive three times his total compensation for the past year.  Each executive agreed not to compete with the Company within North America for the one-year-period following termination of his employment.

Elliott and Kuhnert were each granted stock options to purchase 4 million shares of Common Stock exercisable at $.25 per share. The options shall vest in six tranches provided certain adjusted EBITDA milestones are met through fiscal 2008, subject to acceleration upon certain events occurring.  The options may be executed by Elliot and Kuhnert as long as they are  employed by the Company and for one year from termination if they are terminated for any reason.

RKDA Purchase of Arcadia Services

Pursuant to a Stock Purchase Agreement entered into as of May 7, 2004, RKDA purchased all of the capital stock of Arcadia Services, Inc. from Addus HealthCare, Inc., an Illinois corporation. The purchase price for the capital stock of Arcadia was $16.6 million plus payment of $557,109 of bonus payments to certain key employees.  The purchase of Arcadia was financed, in part, by the Company's loan of $5 million to RKDA just prior to the merger,  a revolving bank loan (described below) initially in the amount of $11.5 million, a $100,000 cash deposit, plus an unsecured subordinated promissory note from Arcadia to Addus in the  amount  of  $500,000,  one of the  purposes  of  which  was to  fund  valid indemnification claims against Addus and/or Wright.

 Comerica Bank Credit Agreement

On May 7, 2004, Arcadia Services, Inc. and three wholly-owned subsidiaries entered into a Loan Agreement with Comerica Bank.  The agreement provides the borrowers with a revolving credit facility of up to $12 million through May 7, 2006.  The initial advance on May 7, 2004, was in the amount of $11.5 million. The initial advance was immediately distributed up to RKDA, Inc. to fund a portion of the purchase price of the  capital  stock of  Arcadia by RKDA from Addus.   All other advances under the credit facility shall

be used solely for working capital purposes.  RKDA granted Comerica Bank a first priority security interest in all of the issued and outstanding capital stock of Arcadia.  The Arcadia subsidiaries granted the bank security interests in all of their assets and Addus subordinated indebtedness of Arcadia to Arcadia's indebtedness to Comerica Bank.  RKDA and its former principals, Elliott and Kuhnert, each executed a guaranty to Comerica  Bank over all  indebtedness  of Arcadia and its subsidiaries.

Advances under the credit facility bear interest at the  prime-based  rate (as defined) or the  Eurodollar - based rate (as  defined),  at the election of borrowers.  Arcadia agreed to various financial covenant ratios; to have any person who acquires Arcadia capital stock to pledge such stock to Comerica Bank, and along with Elliott and Kuhnert, to customary negative covenants.

 Item 5.   Other Events.

On May 7, 2004,  the  Company  completed  the  minimum  $8  million  of a Regulation D Private Placement (the "Offering").  The Company subsequently sold an additional  $205,000 of securities and terminated the Offering.  The Company sold an aggregate of 32,820,000 shares at $.25 per share together with 3,282,000 Class A Warrants exercisable for 7 years at $.50 per share. The Placement Agent received warrants to purchase 2,282,000 Shares, exercisable on a cashless basis for 7 years at $.50 per share.  The Placement Agent also received 10% sales commissions and reimbursement of out-of-pocket expenses.

The Company used $5 million of the net proceeds to complete  the Arcadia Acquisition described in Item 2 above; approximately $164,000 for the repayment of indebtedness and the balance for working capital.

Item 7. Financial Statements, Pro Forma Financial Informational Exhibits

(a) Financial Statement of Business Acquisition – Consolidated Financial Statements of Arcadia Services, Inc. and Subsidiaries for the Years Ended March 31, 2004 and 2003, including signed Report of Independent Registered Public Accounting Firm BDO Seidman, LLP are filed as part of this report beginning on page F-1.

(b) Pro Forma Financial Information – Unaudited Pro Forma Condensed Combined Financial Statements for the Period Ended March 31, 2004 are filed as part of this report beginning on page PF-1.

 (c) Exhibits -

2.1*	Agreement and Plan of Merger dated May 7, 2004 by and among RKDA, Inc., CHC Sub, Inc., Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and David Bensol.

2.2*	Membership Interest Contribution Agreement dated May 7, 2004, by and among RKDA, Inc. John E. Elliott, II, and Lawrence Kuhnert.
2.3*	Stock Purchase Agreement dated as of May 7, 2004 by and among RKDA, Inc., Arcadia Services, Inc., Addus Healthcare, Inc. and W. Andrew Wright.
3.1*	Amended and Restated Articles of Incorporation of Critical Home Care, Inc.
3.2*	Articles of Incorporation of RKDA, Inc.
3.3*	By-laws of RKDA, Inc.
4.1*	Form of Regulation D Class A Common Stock Purchase Warrant
4.2*	Class A Warrant issued to John E. Elliott, II
4.3*	Class A Warrant issued to Lawrence Kuhnert
9.1*	Form of Voting Agreement.
10.1*	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and Lawrence Kuhnert.
10.2*	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and John E. Elliott, II.
10.3*	Employment Agreement dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol.
10.4*	Termination of Employment Agreement and Release dated May 7, 2004, by and between Critical Home Care, Inc. and David Bensol.
10.5*	Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., John E. Elliott, II, Lawrence Kuhnert and Nathan Neuman & Nathan P.C.
10.6*	Escrow Agreement made as of May 7, 2004, by and among Critical Home Care, Inc., David Bensol and Nathan Neuman & Nathan P.C.

10.7*	Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and John E. Elliott, II.
10.8*	Stock Option Agreement dated May 7, 2004, between Critical Home Care, Inc. and Lawrence Kuhnert
10.9*	Agreement of Modification (without exhibits) dated May 6, 2004, among Critical Home Care, Inc. and David Bensol and All Care Medical Products Corp., Luigi Piccione and S&L Realty, LLC.
10.10*	Credit Agreement dated as of May 7, 2004, by and among Arcadia Services, Inc., Arcadia Health Services, Inc. Grayrose, Inc. and Arcadia Health Services of Michigan, Inc.

____________________
*   Previoiusly Filed

Arcadia Serv and Sub	ices, Inc. sidiaries

Consolidated Financial Statements
Years Ended March 31, 2004 and 2003

Arcadia Services, Inc. and Sub	sidiaries Contents

Report of Independent Registered Public Accounting Firm	F-3
Consolidated Financial Statements
Balance Sheets	F-4
Statements of Income	F-5
Statements of Stockholder’s Equity	F-6
Statements of Cash Flows	F-7
Summary of Accounting Policies	F- 8 and 9
Notes to Consolidated Financial Statements	F- 10 and 11

Report of Independent Registered Public Accounting Firm

Board of Directors
Arcadia Services, Inc. and Subsidiaries
Southfield, Michigan

We have audited the accompanying consolidated balance sheets of Arcadia Services, Inc. and Subsidiaries (the Company) as of March 31, 2004 and 2003, and the related consolidated statements of income, stockholder’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arcadia Services, Inc. and Subsidiaries as of March 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

   /s/ BDO Seidman, LLP
 BDO Seidman, LLP

Kalamazoo, Michigan
May 21, 2004

Arcadia Services, Inc. and Sub Consolidated Balan	sidiaries ce Sheets

March 31,	2004	2003

Assets (Note 3)

Current Assets
Accounts receivable, net of allowance of $780,000 and $754,000 in 2004 and 2003, respectively	$13,478,381	$12,183,483
Prepaid expenses and other current assets	133,547	141,070

Total Current Assets	13,611,928	12,324,553

Other Assets
Goodwill	3,589,191	2,655,607
Furniture and fixtures, net of accumulated depreciation of $774 and $53,422	2,011	18,871

Total Other Assets	3,591,202	2,674,478

	$ 17,203,130	$ 14,999,031

Arcadia Services, Inc. and Sub Consolidated Balan (CONTINUED)	sidiaries ce Sheets

March 31,	2004	2003

Liabilities and Stockholder’s Equity

Current Liabilities
Checks issued against future deposits	$1,116,143	$155,371
Accounts payable	-	88,733
Accrued expenses
Compensation and related taxes	1,573,267	1,586,878
Commissions	470,326	340,572
Other	239,489	136,390
Due to related parties (Note 1)	1,143,804	1,142,901

Total Current Liabilities	4,543,029	3,450,845

Due to Related Parties (Note 1)	429,829	1,916

Total Liabilities	4,972,858	3,452,761

Commitments and Contingencies (Note 3)

Stockholder’s Equity
Common stock - $.001 par value; 5,000,000 shares authorized; 947,636 issued and outstanding	948	948
Additional paid-in capital	7,627,047	7,627,047
Retained earnings	15,233,460	11,501,507
Due from stockholder (Note 1)	(10,631,183)	(7,583,232)

Total Stockholder’s Equity	12,230,272	11,546,270

	$17,203,130	$14,999,031

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Sub Consolidated Statements	sidiaries of Income

Year Ended March 31,	2004	2003

Sales	$ 78,359,328	$ 76,276,043

Cost of Sales	66,722,920	64,940,029

Gross Profit	11,636,408	11,336,014

General and Administrative Expenses	7,906,444	7,053,908

Operating Income	3,729,964	4,282,106

Interest Income	1,989	1,412

Net Income	$ 3,731,953	$ 4,283,518

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Sub Consolidated Statements of Stockholder Years Ended March 31, 2004	sidiaries 's Equity and 2003

			Additional		Due	Total
	Common Stock		Paid-In	Retained	From	Stockholder’s
	Shares	Amount	Capital	Earnings	Stockholder	Equity

B alance, April 1, 2002	947,636	$948	$7,627,047	$7,217,989	$(4,526,327)	$10,319,657

Net advances during the year	-	-	-	-	(3,056,905)	(3,056,905)

Net income for the year	-	-	-	4,283,518	-	4,283,518

Balance, March 31, 2003	947,636	948	7,627,047	11,501,507	(7,583,232)	11,546,270

Net advances during the year	-	-	-	-	(3,047,951)	(3,047,951)

Net income for the year	-	-		3,731,953	-	3,731,953

Balance, March 31, 2004	947,636	$948	$7,627,047	$15,233,460	$(10,631,183)	$12,230,272

      See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Sub Consolidated Statements of	sidiaries Cash Flows

Year Ended March 31,	2004	2003

Cash Flows From Operating Activities
Net income	$3,731,953	$4,283,518
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	17,333	22,380
Bad debt expense	26,784	238,840
Changes in assets and liabilities
Accounts receivable	(1,321,682)	42,668
Prepaid expenses and other current assets	7,523	(107,692)
Accounts payable	(88,733)	23,574
Accrued expenses	219,242	(1,104,694)
Due to related parties	(145,614)	(162,514)

Net Cash Provided By Operating Activities	2,446,806	3,236,080

Cash Flows From Investing Activities
Purchases of businesses	(359,154)	(97,827)
Increase in due from stockholder	(3,047,951)	(3,056,905)
Purchase of furniture and fixtures	(473)	(3,467)

Net Cash Used In Investing Activities	(3,407,578)	(3,158,199)

Net Cash Provided By (Used In) Financing Activities
Checks issued against future deposits	960,772	(77,881)

Net Change In Cash	-	-

Cash, beginning of year	-	-

Cash, end of year	$-	$-

Non-Cash Transactions
Related party payable recorded as part of purchase price of acquired businesses	$574,430	$-

Supplemental Disclosures of Cash Flow Information
Cash received during the year for interest	$1,989	$1,412

See accompanying summary of accounting policies and notes to consolidated financial statements.

Arcadia Services, Inc. and Sub Summary of Accountin	sidiaries g Policies

Business and Operations

Arcadia Services, Inc. and it subsidiaries are a national provider of medical staffing services, including home healthcare, medical staffing, light industrial, clerical and technical staffing services. Based in Southfield, Michigan, Arcadia provides its staffing services through a network of affiliate offices and Company-owned offices throughout the United States. These services are generally paid for by the clients themselves, insurance companies or by state Medicaid waiver programs. Typically, Arcadia uses registered nurses, licensed practical nurses, certified nursing assistants, personal care attendants, home health aides and homemakers and companions to service these clients.

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Related Business Entities

The Company is a wholly owned subsidiary. These financial statements do not include any other related business entities that are under common ownership or in which the stockholder has a direct or indirect controlling financial interest.

See accompanying notes to financial statements.

Arcadia Services, Inc. and Sub Summary of Accountin	sidiaries g Policies

Allowance for Doubtful Accounts

The Company records an allowance for doubtful accounts based on specifically identified amounts the Company believes to be uncollectible. The Company also records an additional allowance based on certain percentages of aged receivables, which is determined based on historical experience and an assessment of the general financial conditions affecting the customer base. If actual collection experience changes, revisions to the allowance may be required. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material effect on the results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Revenue Recognition	The Company recognizes revenues as services are provided.

Furniture and Fixtures and Depreciation	The Company’s policy is to depreciate or amortize property and equipment over the estimated useful lives of the assets (3-15 years) by use of the straight-line method.

Goodwill

Goodwill represents the excess of purchase price over net assets of businesses acquired. Goodwill was previously amortized on the straight-line method over periods ranging from seven to fifteen years. In 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets.”  Accordingly, amortization of goodwill ceased as of December 31, 2002. Goodwill is now tested for impairment annually by comparing the fair value of each reporting unit to its carrying value.

Taxes on Income	The Company has elected to be treated as an S-corporation for federal income tax purposes. Therefore, no federal or state income tax expense has been included in the accompanying financial statements.

See accompanying notes to financial statements.

Arcadia Services, Inc. and Sub Notes to Consolidated Financial S	sidiaries tatements

1. Related Party Transactions

The Company had $10,631,183 and $7,583,232 due from its stockholder at March 31, 2004 and 2003, respectively. The receivables are a result of advances to the stockholder for corporate operating purposes. Due to the nature of the advances they have been classified as contra equity.

The Company had net accounts payable to related parties of $1,573,633 and $1,144,817 at March 31, 2004 and 2003, respectively. The payables are primarily a result of holdbacks from affiliated entities for commissions payable once the related receivables have been collected.

From time to time, the Company acquires businesses throughout the country in order to establish affiliate offices in those markets. During the years ended March 31, 2004 and 2003, the Company acquired 5 and 2 businesses, respectively. Total cash payments for these affiliates, contingent upon certain purchase price adjustments, is approximately $942,000 and $123,000, respectively. The Company has recorded amounts to be paid to affiliates as consideration for the purchase of the affiliate business, contingent on the affiliate reaching certain margin targets. A portion of the payables has been classified as long-term based on anticipated payment. The majority of purchase price is allocated to goodwill since the acquired affiliates have few identifiable tangible assets. The primary purpose for acquiring the affiliates is to increase revenues and market share and provide additional operating cash flow.

2. Operating Leases

The Company leases office space under several operating lease agreements, which expire through 2008. Rent expense relating to these leases amounted to approximately $564,000 and $479,000 for the years ended March 31, 2004 and 2003, respectively.

The following is a schedule of approximate future minimum rental payments, exclusive of real estate taxes and other operating expenses, required under operating leases that have initial or remaining noncancelable lease terms in excess of one year.

	Year Ending March 31,	Amount

	2005	$ 386,000
	2006	319,000
	2007	306,000
	2008	274,000

	Total	$ 1,285,000

3. Commitments and Contingencies

The Company is involved in various litigation incident to its business at March 31, 2004. Management’s opinion is that the outcome of such litigation will not have a material adverse effect on the Company’s consolidated financial position.

At March 31, 2004, the parent has a credit facility with a bank. Certain borrowings under the commitment are limited to eligible accounts receivable. Borrowings are collateralized by essentially all assets of the Company.

The Company has entered into an employment agreement with a key employee. The agreement extends through March 2006. The agreement provides for compensation, specific employee benefits and has a clause for a change in control.

4. Employee Benefit Plan

The Company participates in its parent’s 401(k) Plan which allows Company employees to defer a percentage of compensation up to defined limitations. The Plan allows for certain discretionary employer contributions. The Company made no contributions on the employees’ behalf for each of the years ended March 31, 2004 and 2003.

5. Subsequent Event	On May 7, 2004, the sole stockholder sold its shares of Arcadia to RKDA, Inc.

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Effective May 10, 2004, CHC Sub, Inc., a wholly owned subsidiary of Critical Home Care, Inc. (the “Company”), merged with and into RKDA, Inc., a recently formed Michigan corporation, (the “RKDA Merger”).   RKDA’s assets consist of all of the capital stock of Arcadia Services, Inc. and the membership interest of SSAC, LLC d/b/a Arcadia Rx.   RKDA acquired Arcadia Services, Inc. on May 7, 2004 pursuant to a Stock Purchase Agreement by and among RKDA, Inc., Arcadia Services, Inc., Addus HealthCare, Inc., and Addus HealthCare’s principal shareholder (the “Arcadia Acquisition”).  For descriptions of the terms of the RKDA Merger and the Arcadia Acquisition, please refer to the Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2004, as amended by the accompanying Form 8-K/A filed with the Commission on July 23, 2004.

The following unaudited pro forma financial statements have been prepared to give effect to the Arcadia Acquisition and the RKDA Merger.   RKDA, Inc. will be considered the acquirer of the Company for accounting purposes. These pro forma condensed combined financial statements were prepared as if the Arcadia Acquisition and the RKDA Merger had been completed as of April 1, 2003 for the purpose of the statement of income and March 31, 2004 for balance sheet purposes.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Arcadia Acquisition and RKDA Merger occurred on March 31, 2004 for balance sheet purposes and April 1, 2003 for the statement of income purposes, nor are they necessarily indicative of the future financial position or results of operations. The unaudited pro forma condensed combined financial statements include adjustments which are based on preliminary estimates to reflect the allocation of the purchase consideration of the assets acquired and liabilities assumed of Arcadia Services, Inc. and the RKDA Merger.  The final allocation of the purchase consideration of the Arcadia Acquisition and the RKDA Merger will be determined using Arcadia Services, Inc.’s financial statements as of May 7, 2004, the closing date of the Arcadia Acquisition, and the Company’s financial statements as of May 10, 2004, the effective date of the RKDA Merger, and will be based on a comprehensive final evaluation of the fair value of the assets acquired, liabilities assumed and goodwill at the time of Arcadia Acquisition and RKDA Merger as considered appropriate. The pro forma and acquisition adjustments are based upon information and assumptions available at the time of the filing of   the accompanying Form 8-K/A with the Commission on July 23, 2004.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company, together with the related notes thereto, including   the Company’s quarterly report filed with the Commission on Form 10-QSB for the quarter ended March 31, 2004 and the Company’s annual report filed with the Commission on Form 10-KSB for the fiscal year ended September 31, 2003, together with the Consolidated Financial Statements of Arcadia Services, Inc. and Subsidiaries for the Years Ended March 31, 2004 and 2003, including signed Report of Independent Registered Public Accounting Firm BDO Seidman, LLP, accompanying in this Form 8-K/A filed with the Commission on July 23, 2004.

Unaudited Pro Forma Condensed Combined
 Balance Sheets
 March 31, 2004

				Acquisition	Consolidated
Assets	RKDA	Arcadia	ArcadiaRx	Adjustments	RKDA

Current Assets
Cash (Note 2)	$-	$-	$-	$(6,157,212)	$(6,157,212)
Accounts Receivable	-	13,478,381	400,826	-	13,879,207
Inventory	-	-	220,868	-	220,868
Deferred Income Tax (Note 3)	-	-	-	683,000	683,000
Prepaid Expenses and Other Current Assets (Note 4)	-	133,547	12,333	-	145,880
Total Current Assets	-	13,611,928	634,027	(5,474,212)	8,771,743
Property and Equipment	-	2,011	102,129	-	104,140
Other Assets
Goodwill (Notes 1 & 5)	-	3,589,191	-	4,790,535	8,379,726
Deferred Financing Fees	-	-	-	80,387	80,387
Deferred Income Tax (Note 3)	-	-	-	90,000	90,000
Total Other Assets	-	3,589,191	-	4,960,922	8,550,113
Total Assets	$-	$17,203,130	$736,156	$(513,290)	$17,425,996
Liabilities and Stockholders' Equity

Current Liabilities
Checks Issued Against Future Deposits	$-	$1,116,143	900	$-	$1,117,043
Accounts Payable ( Note 6)	-	-	47,933	468,765	516,698
Accrued Expenses
Compensation and Related Taxes (Note 7)	-	1,573,267	30,577	114,770	1,718,614
Commissions	-	470,326	-	-	470,326
Other	-	239,489	3,880	-	243,369
Current Portion of Long Term Debt	-	-	-	-	-
Loan Payable - Bridge Loan	-	-	-	-	-
Note Payable Asset Acquisition (Note 8)	-	-	-	-	-
Note Payable Other, net of Discount of $2,000 (Note	-	-	82,156	(82,156)	-
Note Payable Officer (Note 9)	-	-	300,000	(25,000)	275,000
Line of Credit - Bank (Note 10)	-	-	-	1,000,000	1,000,000
Note Payable Acquisition (Note11)	-	-	-	500,000	500,000
Due to Related Parties	-	1,143,804	-	-	1,143,804
Total Current Liabilities	-	4,543,029	465,446	1,976,379	6,984,854
Long Term Liabilities

Long Term Debt, Less Current Portion (Note 9)	-	-	329,330	(167,844)	161,486
Line of Credit - Bank (Note 10)	-	-	-	10,031,650	10,031,650
Due to Related Parties	-	429,829	-	-	429,829
Total Long Term Liabilities	-	429,829	329,330	9,863,806	10,622,965
Total Liabilities	-	4,972,858	794,776	11,840,185	17,607,819
Stockholders' Equity
Common Stock (Note 12)	-	948	-	(948)	-
Additional Paid in Capital (Note 13)	-	7,627,047	38,750	(7,627,047)	38,750
Retained Earnings (Deficit) (Note 13)	-	15,233,460	(97,370)	(15,356,663)	(220,573)
Due From Stockholder (Note 13)	-	(10,631,183)	-	10,631,183	-
Total Stockholders' Equity	-	12,230,272	(58,620)	(12,353,475)	(181,823)
Total Liabilities and Stockholders' Equity	$-	$17,203,130	$736,156	$(513,290)	$17,425,996

Unaudited Pro Forma Condensed Combined
 Balance Sheets
 March 31, 2004

(CONTINUED)

		Pro Forma	Pro Forma
Assets	Critical	Adjustments	Balance

Current Assets
Cash (Note 2)	$-	$7,610,195	$1,452,983
Accounts Receivable	855,000	-	14,734,207
Inventory	262,000	-	482,868
Deferred Income Tax (Note 3)	-	-	683,000
Prepaid Expenses and Other Current Assets (Note 4)	401,000	(285,803)	261,077
Total Current Assets	1,518,000	7,324,392	17,614,135
Property and Equipment	604,000	-	708,140
Other Assets
Goodwill (Notes 1 & 5)	-	14,282,476	22,662,202
Deferred Financing Fees	-	-	80,387
Deferred Income Tax (Note 3)	-	-	90,000
Total Other Assets	-	14,282,476	22,832,589
Total Assets	$2,122,000	$21,606,868	$41,154,864
Liabilities and Stockholders' Equity

Current Liabilities
Checks Issued Against Future Deposits	$(75,000)	$-	$1,042,043
Accounts Payable ( Note 6)	637,000	(146,108)	1,007,590
Accrued Expenses
Compensation and Related Taxes (Note 7)	-	-	1,718,614
Commissions	-	-	470,326
Other	231,000	-	474,369
Current Portion of Long Term Debt	8,000	-	8,000
Loan Payable - Bridge Loan	1,500,000	-	1,500,000
Note Payable Asset Acquisition (Note 8)	233,000	(233,000)	-
Note Payable Other, net of Discount of $2,000 (Note	223,000	-	223,000
Note Payable Officer (Note 9)	654,000	-	929,000
Line of Credit - Bank (Note 10)	-	-	1,000,000
Note Payable Acquisition (Note11)	-	-	500,000
Due to Related Parties	-	-	1,143,804
Total Current Liabilities	3,411,000	(379,108)	10,016,746
Long Term Liabilities

Long Term Debt, Less Current Portion (Note 9)	65,000	-	226,486
Line of Credit - Bank (Note 10)	-	-	10,031,650
Due to Related Parties	-	-	429,829
Total Long Term Liabilities	65,000	-	10,687,965
Total Liabilities	3,476,000	(379,108)	20,704,711
Stockholders' Equity
Common Stock (Note 12)	6,151,000	(6,074,607)	76,393
Additional Paid in Capital (Note 13)	3,525,000	16,947,583	20,511,333
Retained Earnings (Deficit) (Note 13)	(11,030,000)	11,113,000	(137,573)
Due From Stockholder (Note 13)	-	-	-
Total Stockholders' Equity	(1,354,000)	21,985,976	20,450,153
Total Liabilities and Stockholders' Equity	$2,122,000	$21,606,868	$41,154,864

Unaudited Pro Forma Condensed Combined
Statements of Income
For the Twelve Months Ended March 31, 2004

	RKDA	Arcadia	Arcadia Rx	Acquisition Adjustments

Net Sales	$-	$78,359,328	$1,260,384	$-
Cost of Sales	-	66,722,920	889,348	-
Gross Profit	-	11,636,408	371,036	-
General and Administrative Expenses (Note 14)	-	7,906,444	449,489	160,000
Operating Income (Loss)	-	3,729,964	(78,453)	(160,000)
Other Expenses (Income)	-
Impairment of Goodwill	-	-	-
Other Income	-	-	-
Interest Expense (Income) (Note 15)	-	(1,989)	18,917	507,694
Amortization of Debt Discount	-	-	-	-
Operating Income (Loss) Before Income Tax Expense	-	3,731,953	(97,370)	(667,694)
Income Tax Expense (Note 3)	-	-	-
Net Income (Loss)	$-	$3,731,953	(97,370)	1,454,000

Income (Loss) per Share
Basic
Diluted

Weighted Average Common Shares (in thousands)
Basis (Note 16)
Diluted (Note 16)

Unaudited Pro Forma Condensed Combined
Statements of Income
For the Twelve Months Ended March 31, 2004

(Continued)

	Consolidated RKDA	Critical	Pro Forma Adjustments	Pro Forma Balance

Net Sales	$79,619,712	$4,501,068	$-	$84,120,798
Cost of Sales	67,612,268	1,426,806	-	69,039,074
Gross Profit	12,007,444	3,074,280	-	15,081,724
General and Administrative Expenses (Note 14)	8,515,933	4,489,456	-	13,005,389
Operating Income (Loss)	3,491,511	(1,415,176)	-	2,076,335
Other Expenses (Income)			-
Impairment of Goodwill	-	3,357,430	-	3,357,430
Other Income	-	(352)	-	(352)
Interest Expense (Income) (Note 15)	524,622	201,830	-	726,452
Amortization of Debt Discount	-	268,561	-	268,651
Operating Income (Loss) Before Income Tax Expense	2,966,889	(5,242,735)	-	(2,275,846)
Income Tax Expense (Note 3)	1,454,000	-	-	1,454,000
Net Income (Loss)	$1,512,889	$(5,242,735)	$-	$(3,729,846)

Income (Loss) per Share
Basic		$(0.21)		$(0.06)
Diluted		$(0.21)		$(0.06)

Weighted Average Common Shares (in thousands)
Basis (Note 16)		24,393	40,000	64,393
Diluted (Note 16)		24,393	40,000	64,393

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Preliminary Purchase Price for Arcadia Services, Inc. Acquisition

The accompanying unaudited pro forma condensed combined financial statements reflect a purchase price for Arcadia Services, Inc. of approximately $17,211,808 consisting of cash and a note payable and other expenses directly related to the acquisition of Arcadia Services, Inc. by RKDA, Inc. (the “Arcadia Acquisition”).

Deposit	$100,000
Cash at closing	16,000,000
Note Payable	500,000
Accounts Payable	200,000
Estimated Acquisition Related Costs	411,808
Total Consideration	$17,211,808

The preliminary purchase price allocation, which is subject to change based on Arcadia Services, Inc.’s final analysis, is as follows

Current Assets	$14,294,929
Fixed Assets	2,011
Other Assets	90,000
Liabilities	(5,554,858)
Goodwill	8,379,726
Total Consideration	$17,211,808

Note 2 - Cash

The Company, on May 7, 2004, completed the minimum  $8  million  of a Regulation D Private Placement (the "Offering"), and subsequently sold an additional  $245,000 of securities and terminated the Offering effective May 27, 2004.  Through the Offering and a

subsequent sale to key employees of the Company’s subsidiary, the Company   raised $7,620,500 of cash net of $834,500 of fees paid to an investment banker.  The Company incurred legal and accounting fees related to the Offering of $411,808.  As described in Item 2 of the accompanying Form 8-K/A, he Company, on May 7, 2004, received bank financing of $11,031,650.  Cash was used to purchase the stock of Arcadia Services, Inc. for $16,100,00, pay the employees’ stay bonus of $467,230, legal and accounting fees of $506,937 and pay off certain notes payable of $425,000, net of $300,000 of prepaid acquisition costs.

 Note 3 - Income Tax

Prior to the Arcadia Acquisition, Arcadia Services, Inc.   had S corporation status under the Internal Revenue Code and income taxes were paid on a consolidated basis by Arcadia’s stockholder, Addus HealthCare, Inc. If Arcadia Services, Inc. had C corporation status under the Internal Revenue Code, Arcadia Services, Inc. would have paid income taxes for the year ended March 31, 2004.   Deferred income taxes as of March 31, 2004 of $773,000 represents the differences in book and tax bases of assets and liabilities as if Arcadia Services, Inc. were operating as a stand-alone entity. Income tax expense of $1,454,000 is reflected for the year ended March 31, 2004.

Note 4 - Prepaid Expenses and Other Current Assets

$300,000 cash that was paid for the Arcadia Acquisition and legal and accounting expenses were transferred from prepaid expenses to purchase price and other accrued expenses. In addition two months rent in the amount of $14,197 was prepaid for April and May 2004.

Note 5 - Goodwill

As the merger of CHC Sub, Inc., a wholly owned subsidiary of Critical Home Care, Inc. (the “Company”), with and into RKDA, Inc. (the “RKDA Merger”) is treated as a reverse merger of an operating company for accounting purposes, the goodwill   of the Company is the market value of outstanding shares of the Company on the date of the RKDA Merger plus the net liabilities of the Company.  The Company had 24,393,351 shares outstanding immediately preceding the RKDA Merger.  At a closing market price of $0.53 per share as May 10, 2004, the effective date of the RKDA Merger, the total value of the Company’s 24,393,351 outstanding shares immediately preceding the RKDA Merger is $12,928,476, which together with liabilities of $1,354,000 equals the total goodwill pro forma adjustment of $14,282,476.

Note 6 - Accounts Payable

The pro forma adjustment includes a payable for legal expenses in the amount of $193,765, investment banking fees of $75,000 and a payable to Addus HealthCare, Inc. (Arcadia, Inc.’s former stockholder) for a purchase price adjustment of $200,000. Payments were made from the acquisition proceeds in the amount of $92,583 for legal expenses and $53,525 for accounting expenses.

Note 7 - Compensation and Related Taxes

Arcadia Services, Inc. had agreements with certain key employees for a stay bonus. The bonuses totaled $582,000. On the transaction date, the employees were paid $467,230. The difference of $114,770, which represents payroll taxes, was accrued.

Note 8 - Note Payable Asset Acquisition

On September 13, 2002, CHC acquired substantially all of the assets and business operations of All Care Medical Products, Inc.  Of the $233,000 balance due for the All Care acquisition, a payment of $150,000 was made, and the balance of $83,000 was forgiven.

Note 9 - Note Payable Officers and Other

The sum of the current and long term pro forma adjustment is $275,000 out of which $150,000 was paid against a note payable with a bank,  $100,000 was paid to an unrelated party and $25,000 was paid against an officer note.

Note 10 - Note Payable and Line of Credit - Bank

The Company entered into an agreement with the bank to help fund the transaction.  See Note 2, above.  Based on the terms of the agreement the bank loaned the Company $11,031,650 of which $10,031,650 is based on the Company accounts receivable as a revolving line of credit and $1,000,000 of excess borrowings, payable within a year.

Note 11 - Note Payable Acquisition

The purchase price for Arcadia Services, Inc. paid by RDKA, Inc. was $16,800,000. Addus HealthCare, Inc. (Arcadia’s stockholder)   was paid $16,100,000 in cash,   provided a $500,000 promissory note payable one year after closing, and $200,000 which is accrued in accounts payable.

Note 12 - Common Stock

The Company’s common stock was adjusted to reflect 76,393,351 of outstanding shares as of May 10, 2004, at a par value of $0.001 (includes recapitalization of RKDA, Inc. and issuance of the Company’s common stock in the Offering).

Note 13 - Additional Paid in Capital and Retained Earnings

The paid in capital and retained earnings were restated to reflect the purchase accounting adjustment to eliminate the historical equity.

Note 14 - General and Administrative Expenses

Michigan Single Business Tax was paid on a consolidated basis by the Addus HealthCare, Inc., Arcadia’s former stockholder. On a standalone basis,   Arcadia Services, Inc. would have incurred an additional $160,000 of expense for the year ended March 31, 2004.

Note 15 - Interest Expense

The Company obtained approximately $11,000,000 in financing from a bank in order to help fund the acquisition of Arcadia Services, Inc. by RKDA, Inc.    See Notes 2 and 10, above.  Based on the current borrowing rate of 4.25%, the Company would have incurred approximately $467,500 of interest expense for the year ended March 31, 2004. In addition the Company would have incurred amortization of deferred financing fees of $40,194 for the year ended March 31, 2004.

Note 16 – Earnings Per Share

The following is a summary of the Company’s outstanding common stock activity as of May 10, 2004:

Outstanding Shares Immediately Preceding RKDA Merger	24,393,351
Shares Issued in the Offering	32,000,000
Shares Issued per RKDA Merger	21,300,000
Shares Contributed to the Company per RKDA Merger	(1,300,000)
Shares Held in Escrow per RKDA Merger	(12,000,000)

Shares Included in Calculation of Earnings Per Share at March 31, 2004	64,393,351

As of May 10, 2004, the effective date of the RKDA Merger, there were 76,393,351 shares of the Company’s common stock authorized and   outstanding.  The 32,000,000 Shares Issued in the Offering do not include an additional 980,000 shares of the Company’s common stock issued in the Offering through the date the Offering terminated on May 27, 2004, and an additional 840,000 shares of the Company’s common stock sold to key employees of the Company’s subsidiary.  The Shares Held in Escrow Per RKDA Merger are not included for purposes of calculating the earnings per share in the pro forma statement of income.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc. By: /s/ John E. Elliott II
Dated: July 23, 2004
Its: Chairman of the Board and Chief Executive Officer